                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2000-2




Section 7.3 Indenture                                 Distribution Date: 7/17/00
--------------------------------------------------------------------------------

(i)      Amount of the distribution allocable to principal of the Notes

                  Class A Principal Payment                                 0.00
                  Class B Principal Payment                                 0.00
                  Class C Principal Payment                                 0.00

                           Total

         Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes

                  Class A Principal Payment                                 0.00
                  Class B Principal Payment                                 0.00
                  Class C Principal Payment                                 0.00

                           Total

(ii)     Amount of the distribution allocable to the interest on the Notes

                  Class A Note Interest Requirement                 5,401,000.00
                  Class B Note Interest Requirement                   462,750.00
                  Class C Note Interest Requirement                   628,395.65

                           Total                                    6,492,145.65

         Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes

                  Class A Note Interest Requirement                      6.00111
                  Class B Note Interest Requirement                      6.17000
                  Class C Note Interest Requirement                      6.51667

(iii)    Aggregate Outstanding Principal Balance of the Notes

                  Class A Note Principal Balance                     900,000,000
                  Class B Note Principal Balance                      75,000,000
                  Class C Note Principal Balance                      96,429,000

(iv)     Amount on deposit in Owner Trust Spread Account           10,714,290.00

(v)      Required Owner Trust Spread Account Amount                10,714,290.00



                                                       By:
                                                          ----------------------
                                                       Name:  Patricia M. Garvey
                                                       Title: Vice President